Exhibit 10.1

SIXTH AMENDMENT DATED SEPTEMBER 29, 2010

Nancy Ridge Technology Center, L.P., a California limited partnership (“Lessor”), and Trius Therapeutics, Inc., a Delaware corporation, (“Lessee”), hereby amend the Lease dated September 7, 2004 for Suites #101, 104, 105 & 106 at 6310 Nancy Ridge Drive, San Diego, CA 92121 (“Premises”):

1.	Lease Term: The Lease Term is hereby extended. The Expiration Date shall be June 30, 2012 instead of December 31, 2010.

2.	Consecutive Options to Extend: Lessee shall have two consecutive options. The first shall be the right to extend the Lease Term for six (6) months (to December 31, 2012), which Lessee may exercise by delivering Notice to Lessor of Lessee’s exercise of said option on or before January 16, 2012. This option shall expire if not exercised by lessee on or before January 16, 2012.

The second shall be the right to extend the Lease Term for an additional twelve (12) months (to December 31, 2013), which Lessee may exercise by delivering Notice to Lessor or Lessee’s exercise of said option on or before June 29, 2013. This option shall expire if not exercised by Lessee on or before June 29, 2013, or if the first Option to Extend described above is not exercised on or before January 16, 2012.

Lessee shall have no options other than the ones granted herein.

3.	Confidentiality: The terms of the Lease are confidential. No party to the Lease, nor any broker, shall disclose any of the terms of the lease to any other party.

4.	No Lessor Default: Lessor is not currently in Default of any of the terms or conditions of the Lease.

5.	Authority to Execute: Each person executing this Amendment represents and warrants to all parties that he or she is duly authorized to execute and deliver this Amendment on behalf of that party.

All other terms and conditions of the original Lease shall remain in full force and effect.

In witness hereof, the parties have caused these present to be executed as of the day and the year first above written.

Lessor:	Nancy Ridge Technology Center, L.P., a California Limited Partnership

By:	Nancy Ridge Technology Center, L.L.C., a California Limited Liability Company, General Partner

By:	/s/ Chris Loughridge
Chris Loughridge, its Manager

Date:	October 18, 2010

Lessee:	Trius Therapeutics, Inc., a Delaware Corporation

By:	/s/ John P. Schmid
John P. Schmid

Title:	Chief Financial Officer

Date:	October 1, 2010